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                                                                   Exhibit 21.1


                   Significant Subsidiaries of the Registrant


The following are significant subsidiaries of The Goldman Sachs Group, L.P.
as of November 27, 1998 and the states or jurisdictions in which they are organized. Upon consummation of the Incorporation Transactions, such subsidiaries will become subsidiaries of The Goldman Sachs Group, Inc., as successor to The Goldman Sachs Group, L.P. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, L.P. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name                                                          State or Jurisdiction of Entity
----                                                          -------------------------------

The Goldman Sachs Group, L.P.                                       Delaware
   Goldman, Sachs & Co.                                             New York
      Goldman Sachs (Asia) Finance Holdings L.L.C.                  Delaware
         Goldman Sachs (Asia) Finance                               Mauritius
   Goldman Sachs (UK) L.L.C.                                        Delaware
      Goldman Sachs Holdings (U.K.)                                 United Kingdom
         Goldman Sachs International                                United Kingdom
         J. Aron & Company (U.K.)                                   United Kingdom
         Goldman Sachs Equity Securities (U.K.)                     United Kingdom
         Goldman Sachs International Finance                        United Kingdom
   Goldman Sachs Capital Markets, L.P.                              Delaware
   Goldman Sachs (Japan) Ltd.                                       British Virgin Islands
   J. Aron Holdings, L.P.                                           Delaware
      J. Aron & Company                                             New York
   Goldman Sachs Mortgage Company                                   New York
   Goldman Sachs Canada                                             Canada
   Goldman Sachs Credit Partners, L.P.                              Bermuda
   Goldman Sachs Holdings (Netherlands) B.V.                        Netherlands
      Goldman Sachs Mitsui Marine Derivative Products, L.P.(1)      Delaware
   GS Equity Markets, L.P. (Bermuda)                                Bermuda
   Goldman Sachs Holdings L.L.C.(2)                                 Delaware
      Goldman Sachs International Bank                              United Kingdom
   Goldman Sachs (Cayman) Holding Company                           Cayman Islands
      Goldman, Sachs & Co. Bank                                     Switzerland
      Goldman, Sachs & Co. oHG                                      Germany


------------------------

(1) Represents a joint venture owned by Goldman Sachs Holdings (Netherlands) B.V. (49%), Mitsui Marine and Fire Insurance Co., Ltd. (50%) and GSMMDPGP, Inc. (1%).

(2) Represents a limited liability company owned by Goldman Sachs London Holdings LLC (49%), Caterpillar Financial Services Corp. (50%) and The Goldman Sachs Group, L.P. (1%).